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                                                               Exhibit 10.46
                         DEFERRED COMPENSATION AGREEMENT


AGREEMENT made as of the 15th day of June, 1997 between GOODY'S FAMILY CLOTHING, INC. a for-profit corporation organized under the laws of the State of Tennessee (the "Employer") and ROBERT M. GOODFRIEND (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has performed services for the Employer since
           October 20, 1971;

         WHEREAS, it is intended that the Executive continue to perform services for the Employer on the same basis;

         WHEREAS, the Executive is paid on a bi-weekly basis;

         WHEREAS,   the  Employer  wishes  to  provide  the  Executive  with  an opportunity to defer compensation for work performed with respect to pay periods beginning June 15, 1997.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

         1. Deferred compensation for services. The Executive agrees to a reduction in his compensation ("Deferred Compensation") commencing June 15, 1997 and the Employer agrees to credit him with Deferred Compensation under this Plan. Specifically, the Executive will defer $26,250 per full pay period for a term of 16-1/2 pay periods for a total Deferred Compensation amount of $433,125 (the "Account Balance"). The Deferred Compensation will be deferred until the time specified in Section 2, and interest will accrue from the date of crediting until the date of payment in accordance with Section 3. Such agreement relates only to the deferral of compensation for future services and does not obligate the Employer to retain the Executive or derogate from its right to alter his compensation or other terms of employment.

         2. Time and manner of payment. The Executive will have no current right to receive or to accelerate the receipt of the payments described in Section 1 or the interest earnings thereon. Instead, 60 percent of the Executive's Account Balance plus accrued interest thereon will be paid to him on the first business day of the Employer's fiscal year beginning after January 31, 1998. The remaining 40 percent of the Executive's Account Balance plus accrued interest thereon will be paid to him on the first business day of the Employer's fiscal year beginning after January 30, 1999.

         3. Interest on deferred compensation. Deferred Compensation accrued under Section 2 will bear interest at a rate equal to 9.5 percent (the prime rate as listed on June 13, 1997 in the Wall Street Journal plus one percentage point), compounded daily.

         4. Vesting. The Executive will be immediately vested in all Deferred Compensation.

         5. Designation of beneficiary. The Executive may designate a beneficiary to receive any amounts that become payable to him under this Agreement after his death. If he fails to designate a beneficiary, or if his designated beneficiary predeceases him, his beneficiary will be deemed to be his spouse or, if he has no surviving spouse, his estate.

         6. Status of deferred compensation. The amounts due to the Executive under this Agreement will not be funded in any way, and the Executive will have no claim superior to that of general creditors of the Employer for any payments to which he is entitled.

         7. Assignment or alienation. Subject to Section 5, the Executive's rights under this Agreement are personal to him and may not be assigned or alienated, whether voluntarily or involuntarily, and any such purported assignment or alienation shall be void and unenforceable.

         8. Successors and assigns. This Agreement is binding upon the heirs, executors and administrators of the Executive and on the successors and assigns of the Employer.

         9. Governing law. This Agreement is governed by the laws of the State of Tennessee.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and seal, and the Employer's duly authorized officer has executed this Agreement and affixed the corporate seal of the Employer as of the date set forth above.



         ___      /s/ Robert M. Goodfriend______________________________
                  Robert M. Goodfriend




[Seal]                     GOODY'S FAMILY CLOTHING, INC.

         By__/s/ Harry M. Call____________________________________________
                  Harry M. Call
                  President and Chief Operating Officer